Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
SUPERVALU, INC..:
We consent to the incorporation by reference in the Registration Statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-44570, No. 333-100912, No. 333-100913, No. 333-100915, No. 333-100919, No. 333-131759, No. 333-134671, No. 333-143859, No. 333-150718 and No. 333-158832 on Form S-8; No. 33-56415, No. 333-94965, No. 333-43538, No. 333-138143, and No. 333-158802 on Form S-3; and No. 333-83977 and No. 333-132397 on Form S-4 of SUPERVALU INC. of our report dated April 23, 2010, with respect to the consolidated balance sheets of SUPERVALU, INC. and subsidiaries as of February 27, 2010 and February 28, 2009, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended February 27, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 27, 2010, which report appears in the February 27, 2010 annual report on Form 10-K of SUPERVALU, INC.
Minneapolis, Minnesota
April 23, 2010